As of July 31, 2013

IM Brands, LLC
475 Tenth Avenue
New York, New York 10018

Ladies and Gentlemen:

We are pleased to advise that Bank Hapoalim B.M. (the “Bank”) has agreed, subject to the conditions set forth below, to extend a term loan (the “Term Loan”) to IM Brands, LLC, a Delaware limited liability company (the “Borrower”), in the maximum principal amount of THIRTEEN MILLION AND 00/100 DOLLARS ($13,000,000.00) (the “Term Loan”).

The Term Loan (1) shall be evidenced by a Promissory Note dated as of the date hereof executed by Borrower in favor of the Bank in the amount of $13,000,000.00 (the Promissory Note, together with any riders referred to in paragraph 3 thereto, as each may be amended, restated, supplemented or otherwise modified from time to time, shall collectively be referred to as the “Promissory Note”), (2) shall mature on July 1, 2018, and (3) shall be repaid by Borrower in accordance with the terms and conditions of the Promissory Note.

1177 Avenue of the Americas, New York, New York 10036-2790

www.bhiusa.com

1.          Conditions Precedent

The effectiveness of the Term Loan is subject to the satisfaction, in the Bank’s sole discretion, of the following conditions: (a) the Bank’s receipt of such documentation as it may request, including without limitation, the following, each in form and substance satisfactory to the Bank in all respects: (i) this Letter Agreement duly executed by the Borrower; (ii) the Promissory Note; (iii) (A) a Security Agreement executed by Borrower in favor of the Bank (as amended, restated, supplemented or otherwise modified from time to time, the “Asset Security Agreement”) and (B) an Intellectual Property Security Agreement executed by Borrower in favor of the Bank (as amended, restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”; the Security Agreement and the IP Security Agreement shall be collectively referred to herein as the “Security Agreement”); (iv) a guaranty to perform the obligations of Borrower to the Bank executed on behalf of Xcel Brands, Inc. (“Guarantor”); (v) a Pledge Agreement executed by Guarantor (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”); (vi) an opinion of the Borrower’s and Guarantor’s legal counsel, covering such issues as the Bank may reasonably request; (vii)a resolution by Borrower’s Manager approving and authorizing the execution, delivery and performance of the Loan Documents (as defined below) and any transaction contemplated thereby as well as the incumbency and signatures of those authorized to sign and act with respect to the Loan Documents; (viii) a letter of direction from Borrower to the Bank with respect to the disbursements of the proceeds of the Term Loan; (ix) a subordination agreement in favor of the Bank with respect to the indebtedness and obligations of Borrower and Guarantor to IM Ready-Made, LLC; and (x) any other documents as the Bank may reasonably require; (b) the Borrower’s entering into such various collateral, security and/or control documents designed to create and perfect the Bank’s security interest in certain assets of Borrower and any other documents or instruments related thereto as required by the Bank and its counsel; (c) certified copies of UCC, intellectual property, tax lien and judgment searches or other evidence satisfactory to Lender, listing all effective financing statements which name Borrower(under present name, any previous name or any trade or doing business name) as debtor and covering all jurisdictions requested by the Bank, together with copies of such other financing statements and recordations; (d) the Bank’s receipt of a current appraisal of the Borrower’s Trademarks (as such term is defined in the IP Security Agreement) conducted at the Borrower’s expense (except as respects $5,000 of such expense which will be paid by the Bank), in form and substance acceptable to the Bank and performed by a firm acceptable to the Bank; (e) the Bank shall have received a fully executed payoff letter satisfactory to Lender confirming (i) the amount of all obligations owing by Borrower and Guarantor to Midmarket Capital Partners LLC, Great American Life Insurance Company and Great American Insurance Company will be repaid in full from the proceeds of the Term Loan, (ii) that all liens and security interests upon any property of Borrower and Guarantor shall be terminated immediately upon receipt of such payment by such parties; (f) the Bank’s receipt of a field examination with respect to the business and assets of Borrower performed by a field examiner acceptable to the Bank with results satisfactory to the Bank; (g) the Bank’s receipt of a copy of a life insurance policy insuring the life of Isaac Mizrahi for an amount at least equal to $15,000,000 naming Borrower as the beneficiary thereof together with a collateral assignment of the proceeds of such life insurance policy in the favor of the Bank; (h) Borrower shall have furnished the Bank (i) a summary of all of the Borrower’s existing insurance coverage and (ii) evidence acceptable to the Bank that the insurance policies required by Section 4(s) hereof have been obtained and are in full force and effect (and, if requested by the Bank, copies of such policies); (i) the Bank shall have received (i) satisfactory evidence that Borrower and Guarantor have obtained all required consents and approvals of all persons and entities including all requisite governmental authorities, to the execution, delivery and performance of this Agreement and the other Loan Documents or (ii) an officer’s certificate in form and substance reasonably satisfactory to the Bank affirming that no such consents or approvals are required; (j) the Bank shall have completed its business and legal due diligence, including agreements relating to the Trademark Licenses with results satisfactory to the Bank; (k) payment to the Bank of a commitment fee in the amount of $60,000.00 less up to a $35,000 credit against fees paid to HSBC, such payment to be made from the proceeds of the Term Loan; and (l) the Liabilities shall not exceed forty percent (40%) of the current fair market value of the Borrower’s Trademarks or sixty percent (60%) of the current orderly liquidation value of the Borrower’s Trademarks, as such values are set forth in the most recent appraisal acceptable to the Bank of the Borrower’s Trademarks, as prepared by an independent appraisal firm acceptable to the Bank.

This Letter Agreement, the Promissory Note, the Security Agreement, the Guaranty, the Pledge Agreement, any Rate Contract between Borrower and Bank or an affiliate of Bank and any documents or instruments entered into in connection with any of the foregoing shall be referred to herein as the “Loan Documents”.

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2.          Representations and Warranties

In order to induce the Bank to enter into this Letter Agreement and to make available the Term Loan provided for herein, Borrower makes the following representations and warranties to the Bank, all of which shall survive the execution and delivery of the Loan Documents: (a) Organization, Good Standing and Due Qualification. Borrower is a limited liability company duly organized and existing under the laws of the State of Delaware and has the full power, authority and legal right to own its assets and conduct its business as it is now being conducted. (b) Company Power and Authority. Borrower has the requisite power and authority to execute, deliver and carry out the terms of the Loan Documents and has taken all necessary limited liability company action to authorize the execution, delivery and performance of the Loan Documents. Each of the Loan Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that enforceability of any such Loan Document may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or limiting the right of specific performance. The execution and delivery of, the performance of its obligations under, and compliance with the provisions of the Loan Documents by Borrower will not: (i) contravene any existing applicable law, statute, rule or regulation or any judgment decree or permit to which Borrower is subject, the contravention of which would have a material adverse effect on the Borrower’s operations; (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any material agreement or other instrument to which Borrower is a party or is subject or by which it or any of its property is bound; (iii) contravene or conflict with any provisions of the Borrower’s Certificate of Formation and Limited Liability Company Agreement; or (iv) result in the creation or imposition of, or oblige Borrower to create, any lien or encumbrance on the Borrower’s assets, rights or revenues, except as provided for in the Loan Documents. (c) Litigation. No litigation, arbitration or administrative proceeding is pending or, to the knowledge of Borrower and its respective officers, threatened against Borrower or any other person or entity affiliated with Borrower, which could have a material adverse effect on the Borrower’s Trademarks or the business, assets or financial condition of Borrower or any other person or entity affiliated with Borrower, except as specifically set forth on Schedule I hereto. (d) Disputes. There is not in existence nor to the Borrower’s knowledge is there likely to occur any dispute with any governmental or other authority or any other dispute of any kind which in any such case may materially adversely affect it or its business or assets. (e) Undisclosed Obligations. Except as set forth in on Schedule II hereto, there are no liabilities of any person of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a material adverse effect, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a liability, other than liabilities under the Loan Documents. (f) Immunity. To the knowledge of the Borrower, neither Borrower nor any of its assets is entitled to immunity on the grounds of sovereignty or otherwise from any legal action or proceeding (which shall include, without limitation, suit, attachment prior to judgment, execution or other enforcement). (g) Consents, Approvals. Every consent, authorization, license or approval of, or registration with or declaration to, governmental or public bodies or authorities or courts required by Borrower to authorize, or required by Borrower in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the Loan Documents or the performance by Borrower of its obligations under the Loan Documents has been obtained or made and is in full force and effect and there has been no default in the observance of the conditions or restrictions (if any) imposed in, or in connection with, any of the same. (h) Investment Company. Borrower is not an “investment company” or a company controlled by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. Borrower is not subject to regulation under any federal or state statute or regulations that limit its ability to incur any indebtedness. (i) Margin Stock. Borrower is not engaged principally in the business of extending credit for the purpose of purchasing or carrying any “Margin Stock” as defined in Regulation U, and no part of the proceeds of any Extension of Credit will be used in a manner that would result in the Extensions of Credit being deemed to be a “purpose credit” under Regulation U of the Federal Reserve Board, as the same may at any time be amended or modified and in effect. (j) No Default. Borrower is not, nor would it be with the giving of notice or lapse of time, in breach of or in default under any agreement relating to indebtedness to which it is a party or by which it may be bound or under any material agreement binding upon it which could reasonably be expected to have a material adverse effect on the Borrower’s business assets or financial condition. (k) Security Documents. The Security Agreement is effective to create in favor of the Bank a legal, valid and enforceable security interest in the collateral as defined and qualified therein. (l) Subsidiaries. Set forth on Schedule III is a true and complete list of all of the Subsidiaries of the Borrower, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. (m) Financial Statements. The audited consolidated financial statement of Guarantor and its Subsidiaries for the fiscal year ending December 31, 2012 and the most recent annual balance sheets of Guarantor and its Subsidiaries, together (in each case) with the related statements of income and the related notes and supplemental information delivered to the Bank, have been prepared in accordance with GAAP in effect as of such date consistently applied, except as otherwise indicated in the notes to such financial statements. All of such financial statements fairly present the financial position or the results of operations of Guarantor and its Subsidiaries at the dates or for the periods indicated, and reflect all known liabilities, contingent or otherwise, that GAAP requires, as of such dates, to be shown or reserved against. (n) Intellectual Property. Schedules A and B to the IP Security Agreement contain a true, correct and complete list of all of the Borrower’s registered Copyrights, registered Trademarks and Revenue Licenses. (o) License Agreements. Borrower has provided to the Bank true, correct and complete copies of each Revenue License, including all material amendments, schedules, exhibits and other attachments thereto, all conditions to the effectiveness of each Revenue License have been satisfied on or prior to the date hereof, and to the knowledge of Borrower no material defaults exist with respect to any of the Revenue Licenses except as disclosed to the Bank on Schedule IV hereto.

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3.          Financial Reporting Requirements

(a)          Borrower and Guarantor each hereby agrees that, so long as the Term Loan remains in effect and any amount is due and owing to Bank thereunder, it shall submit to the following reporting requirements:

(i)          Annual Financial Statements.  Furnish to Bank within one hundred and twenty (120) days after the close of each fiscal year of Guarantor, a copy of the audited financial statement of Guarantor on a Consolidated Basis and, to the extent Guarantor has any Subsidiary other than the Borrower, consolidating balance sheets as at the end of such fiscal year and statements of income and of cash flows for such fiscal year, prepared by CohnReznick LLP or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Bank.

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(ii)         Quarterly Financial Statements.  As soon as available and in any event within forty five (45) days after the end of each of the first three quarterly periods of each fiscal year of Guarantor, a copy of internally prepared financial statement of Guarantor on a Consolidated Basis and, to the extent Guarantor has any Subsidiary other than Borrower, consolidating balance sheets as of the end of such quarter and the related statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year (subject to normal year-end audit adjustments).

(iii)        Covenant Compliance Certificate. Simultaneously with the delivery of each set of financial statements referred to in clause (a)(i) and (a)(ii) of this Section 3, provide a covenant compliance certificate of an authorized officer or Manager of Borrower substantially in the form of Exhibit A hereto and otherwise in form and substance satisfactory to the Bank in all respects.

(iv)        Royalty Collections Reports. Borrower shall furnish to the Bank within forty-five (45) days after the close of each calendar quarter a copy of its Quarterly Royalty Collections Report showing actual royalties billed and collected in the period covered thereby and setting forth the GMR for such period. For purposes of this Letter Agreement, the term “Quarterly Royalty Collections Report” shall mean a report substantially in the form of Exhibit B hereto and “GMR” shall mean guaranteed minimum royalties.

(b)          Borrower further agrees that, so long as the Term Loan remains in effect and any amount is due and owing to Bank thereunder:

(i)          Complete Statements. All financial statements required pursuant to paragraphs (a)(i) and (a)(ii) of this Section 3 shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein except with respect to interim financial statements the absence of footnotes and subject to year-end adjustments.

(ii)         Fiscal Year. The fiscal year of Guarantor and Borrower shall conclude on December 31st of each year.

4.          Financial and Other Covenants

Borrower and Guarantor hereby agree that, so long as the Term Loan remains in effect and any amount is due and owing to Bank thereunder, Borrower and Guarantor shall submit to the following requirements:

(a)          Minimum Net Worth. Net Worth shall not be less than $22,500,000.00 at the end of any fiscal quarter.

(b)          Minimum Liquid Assets. Liquid Assets shall be at least $2,000,000 at all times.

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(c)          Fixed Charge Coverage Ratio. The Fixed Charge Ratio at the end of each fiscal quarter for the twelve fiscal month period ending on such fiscal quarter shall not be less than 1.20 to 1.00.

(d)          Capital Expenditures. Capital Expenditures in any fiscal year shall not exceed the greater of (i) $1,000,000 or (ii) $1,000,000 plus an amount equal to (A) the Royalty Revenues Amount minus $15,000,000 times (B) ten percent (10%).

(e)          Financial Information. Borrower and Guarantor shall (i) provide the Bank with such financial and other information concerning Guarantor, Borrower and their affairs, as the Bank may from time to time reasonably request, (ii) promptly inform the Bank of any occurrence of which it becomes aware which might adversely affect its ability to perform its obligations under the Loan Documents and of any default under the Loan Documents forthwith upon becoming aware thereof, and (iii) promptly inform the Bank of any threatened litigation or administrative or arbitration proceedings before or of any court, tribunal, arbitrator of other relevant authority that may be Material to Borrower or affect a Material part of the Borrower’s assets.

(f)          Consents; Taxes. Borrower and Guarantor shall (i) obtain or cause to be obtained, maintain in full force and effect and comply in all material respects with the conditions and restrictions (if any) imposed in, or in connection with, every material consent, authorization, material license or approval of governmental or public bodies or authorities or courts and do, or cause to be done, all other acts and things, which may from time to time be necessary or desirable under applicable law for the continued due performance of all its obligations under the Loan Documents; (ii) comply in all material respects with all applicable laws, rules, regulations and orders of any governmental agency having jurisdiction over Borrower or Guarantor; (iii) pay to the appropriate governmental authorities when due, all Federal, state, local and other Taxes required to be paid or deposited by Borrower or Guarantor, except that Borrower or Guarantor may defer any such payment while Borrower or Guarantor is diligently contesting the respective Taxes in good faith by appropriate proceedings, but any such deferment shall not extend beyond the time when such unpaid Taxes would become a lien upon any of Borrower’s or Guarantor’s assets. Borrower will furnish the Bank promptly at the Bank’s request with evidence satisfactory to the Bank establishing payment of such Taxes, assessments and contributions. In the Bank’s discretion, the Bank shall have the right (but shall not be obligated) to pay any such Tax, assessment or contribution (including any interest or penalties thereon) for Borrower’s or Guarantor’s benefit in the event Borrower or Guarantor shall fail timely to do so and provided the non-payment of such Tax will result in a lien or security interest encumbering the assets which will be prior to the lien and security interest held by the Bank; any such payment shall be deemed an advance hereunder bearing interest at the Loan Rate (as such term is defined in the Promissory Note) and payable in the manner specified therein. Borrower shall, promptly on demand, reimburse the Bank for any such payment and any costs and expenses (including reasonable attorneys’ fees) which the Bank may incur in connection therewith. Notwithstanding anything in any of the Loan Documents to the contrary, Borrower and Guarantor shall furnish to the Bank within twenty (20) days of when filed copies of its annual tax returns as filed with the applicable taxing authority, and to the extent that Borrower or Guarantor fails to file its annual Federal tax return with the United States Internal Revenue Service by the March 15th deadline, Borrower and Guarantor shall furnish to the Bank no later than three (3) Business Days after such deadline a copy of Borrower’s and Guarantor’s properly filed extension request.

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(g)          Company Existence. Borrower will maintain its existence as a limited liability company and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained. Guarantor will maintain its existence as a corporation and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

(h)          Encumbrances. Borrower shall not create, effect or permit to exist any Encumbrance over all or any part of its assets except for (i) liens for taxes not yet due or that are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrower or Guarantor in conformity with GAAP; (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like liens arising in the ordinary course of business; (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; (iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (v) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of Borrower or Guarantor; (vi) liens in existence on the date hereof listed on Schedule IV hereto, provided that no such lien is spread to cover any additional property after the date hereof and that the amount of indebtedness secured thereby is not increased; (vii) liens securing indebtedness of Borrower or Guarantor incurred to finance the acquisition of fixed or capital assets, provided that (x) such liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (y) such liens do not at any time encumber any property other than the property financed by such indebtedness and (z) the amount of indebtedness secured thereby is not increased; (viii) liens created pursuant to the Security Agreement and the Pledge Agreement; (ix) any interest or title of a lessor under any lease entered into by Guarantor, Borrower or any other Subsidiary in the ordinary course of its business and covering only the assets so leased; and (x) the interests of non-exclusive licensees under license agreements entered into in the ordinary course of business. Guarantor shall not create, effect or permit to exist any Encumbrance over all or any part of any of its assets pledged as collateral security for the Liabilities.

(i)          Indebtedness. Neither Borrower nor Guarantor shall incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness for borrowed money, reimbursement or payment obligations or any obligation evidenced by notes, bonds, debentures or similar instruments other than (a) pursuant to the Loan Documents; (b) indebtedness to Guarantor or any of its Subsidiaries; provided that any such indebtedness to Guarantor or any of its Subsidiaries shall be subordinated to the Liabilities on terms and conditions reasonably satisfactory to the Bank; (c) indebtedness (including, without limitation, capital lease obligations) secured by liens permitted by clause (vii) of Section 4(h) in an aggregate principal amount not to exceed $750,000 at any one time outstanding; (d) indebtedness outstanding on the date hereof and listed on Schedule II hereto and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof and any shortening of the maturity of any principal amount thereof) except that Borrower and Guarantor may amend the indebtedness listed on Schedule II to (i) modify the manner, calculations or mechanics by which amounts thereunder are payable in capital stock of Guarantor and (ii) extend the maturity of all or any portion of the indebtedness evidenced thereby; (e) guarantee obligations with respect to the obligations of Guarantor under the Agreement of Lease with Adler Holding III, LLC; (f) unsecured indebtedness not to exceed $500,000 in the aggregate at any time outstanding; (g) indebtedness under Rate Contracts entered in the ordinary course of business in order to mitigate interest rate, currency or similar risks and not for speculative purposes with respect to the Term Loan; and (h) guarantee obligations of Guarantor with respect to the obligations of any Subsidiary of Guarantor.

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(j)          No Merger. Neither Borrower nor Guarantor shall merge or consolidate with any other Person, acquire all or substantially all of the assets or Stock of any Person except (a) any Subsidiary of Borrower may be merged or consolidated with or into Borrower provided Borrower shall be the continuing or surviving entity; (b) any Subsidiary of Borrower may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Borrower; (c) any Subsidiary of Guarantor (other than Borrower) may be merged or consolidated with or into Guarantor provided Guarantor shall be the continuing or surviving entity; (d) any Subsidiary of Guarantor (other than Borrower) may dispose of any or all of its assets (upon voluntary liquidation or otherwise) to Guarantor; (e) as otherwise expressly permitted pursuant to the terms of the Promissory Note; and (f) Guarantor may acquire the assets or stock of any Person provided that such acquisition is not financed in whole or in part from any distributions, loans or other assets of Borrower or any Subsidiary of Borrower.

(k)          Dispositions. Borrower shall not sell, transfer, lend or otherwise dispose of or cease to exercise direct control over any part of its assets, undertakings or revenues which, in the commercially reasonably opinion of the Bank, is material, other than (a) dispositions of obsolete, worn out or damaged equipment not used in the Borrower’s business; (b) as permitted pursuant to the terms of the IP Security Agreement; (c) the sale of inventory in the ordinary course of business; (d) dispositions permitted by clause (b) of Section 4(j); (e) the disposition of any or all of the assets of Borrower to any of its Subsidiaries; (f) the disposition of other assets having a fair market value not to exceed $750,000 in the aggregate for any of the Borrower’s fiscal years; (g) any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any property of Borrower, Guarantor or any of their respective Subsidiaries if such property is Collateral (as defined in the Security Agreement or the Pledge Agreement); and (h) non-exclusive licenses of intellectual property in the ordinary course of business. Guarantor shall not sell, transfer or otherwise dispose of any of its ownership interest in Borrower.

(l)          Affiliate Transactions. None of Borrower, Guarantor nor any of their respective subsidiaries shall enter into any transaction with any of its affiliates, unless such transaction is on terms not materially less favorable than if the transaction had been negotiated in good faith on an arm’s length basis with a non-affiliate, provided, however, that Borrower may enter into and perform its obligations under the Management Agreement dated as of September 29, 2011 between Borrower and Guarantor.

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(m)          Distributions. Borrower shall not declare or pay any dividends on or make any other distribution with respect to any equity interests, except that: (i) any Subsidiary of Borrower may make such payments to Borrower; (ii) Borrower may make such payments to Guarantor in order to permit Guarantor to make Capital Expenditures and pay overhead, employment cost and expenses and similar expenses to the extent incurred in connection with the operation of the business of Borrower and the Borrower’s Subsidiaries; provided, however, that (x) such expenses shall not include interest expense of Guarantor, scheduled payments of principal on funded debt of Guarantor or capital expenditures of Guarantor and (y) to the extent Guarantor has any Subsidiary other than Borrower, any such expenses which do not relate exclusively to the business and operations of Borrower and the Borrower’s Subsidiaries or any such other Subsidiary shall be allocated ratably among Borrower and each such other Subsidiary and Borrower shall only make such payments to Guarantor in an amount equal to its ratable share of such expenses and any such expenses which relate directly to the operations of such other Subsidiary shall be paid directly or indirectly by such other Subsidiary (such distributions, the “Expense Distributions”); (iii) Borrower may make such payments to Guarantor in an amount equal to the estimated federal, state and local tax liability of Guarantor resulting from any taxable income (net of all losses, including for prior years to the extent permitted to be deducted) of the Borrower, which such distribution may be made on a quarterly basis not more than five (5) business days prior to the date on which any quarterly estimated tax payment is payable by Guarantor; provided, however, that, upon determination of the actual tax liability of Guarantor with respect to the taxable income of Borrower for any tax year, the next quarterly estimated payment shall be increased or reduced by the difference between the estimated payments made during such tax year and such actual tax liability (such distributions, the “Tax Distributions”); and (iv) subject to compliance with Section 4(n), Borrower may make distributions on or after January 1, 2015, in an amount not to exceed eighty percent (80%) of Excess Cash Flow.

(n)          Cash Flow Recapture. On and after January 1, 2015, prior to Borrower making any distribution as permitted hereunder other than Expense Distributions and Tax Distributions, Borrower shall prepay the outstanding amount of the Term Loan from Excess Cash Flow for the prior fiscal year in an amount equal to twenty percent (20%) of such Excess Cash Flow (the “Cash Flow Recapture Requirement”). Such payments received by the Bank in accordance with this provision shall be applied by the Bank to the principal amount of the Term Loan in the reverse order of maturity.

(o)          Bank Accounts. Within sixty (60) days of the date hereof Borrower shall have established its primary operating bank accounts at the Bank, and thereafter Borrower shall, during the term hereof, maintain its primary deposit accounts and operating accounts at the Bank in accordance with the standard account documents of the Bank.

(p)          Subsidiaries. Borrower shall not permit or suffer to exist the formation of additional Subsidiaries except for Retail Stores unless the Bank consents to such new Subsidiary in writing.

(q)          Trademarks and License Agreements. Borrower shall provide (i) written notice to the Bank immediately upon any occurrence described in paragraph D(6) of the Promissory Note and (ii) within forty-five (45) days after the close of each calendar quarter a written report summarizing all material changes to and material Defaults under any Revenue License.

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(r)          Use of Proceeds. Borrower shall use the proceeds of the Term Loan (i) to refinance the indebtedness of Borrower to Midmarket Capital Partners, LLC, Great American Life Insurance Company and Great American Insurance Company, (ii) to pay transaction fees and expenses incurred in connection with the transactions contemplated by this Letter Agreement and the other Loan Documents and (iii) and for general working capital purposes.

(s)          Inspections and Appraisals. At all times during normal business hours upon reasonable advance notice to Borrower (provided that no notice shall be required is an Event of Default has occurred and is continuing), the Bank and/or any agent of the Bank shall have the right to (i) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of Borrower’s properties and the collateral securing the Term Loan, (ii) inspect, audit, photograph and copy and make extracts from Borrower’s and Guarantor’s Books and Records, including management letters prepared by independent accountants, and (iii) discuss with Borrower’s and Guarantor’s principal officers and independent accountants Borrower’s and Guarantor’s business, assets, liabilities, financial condition, results of operations and business prospects. The Bank’s inspection rights under this clause (s) shall be at the sole cost and expense of the Bank and, except upon the occurrence and during the continuance of an Event of Default, be limited to no more than twice in any calendar year. Borrower and Guarantor each will deliver to the Bank any instrument necessary for the Bank to obtain records from any service bureau maintaining records for Borrower or Guarantor.

(t)          Exchange Controls. To the extent that Borrower or Guarantor trades or purchased foreign currency, Borrower and Guarantor each shall obtain any Exchange Control Permit deemed by the Bank to be necessary or appropriate; and obtain the renewal of any such Exchange Control Permit at least thirty (30) days prior to its expiration.

(u)          Insurance. Borrower Guarantor shall each (i) keep its assets which are of an insurable character insured (to the extent and for the time periods consistent with or greater than normal industry standards) by financially sound and reputable insurers against loss or damage by fire, explosion, theft, terrorism or other hazards which are included under extended coverage in amounts not less than the replacement value of the property insured, and Borrower shall maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property (including officers and directors liability coverage) to the extent and in the manner consistent or greater than normal industry standards, (ii) within thirty (30) days of the date hereof, provide to the Bank copies of its insurance policies evidencing to the reasonable satisfaction of the Bank that endorsements have been made to such policies adding the Bank as additional insured and/or lender’s loss payee, as applicable, and (iii) within ten (10) business days of the date hereof, provide to the Bank certificates of insurance reasonably satisfactory to the Bank with respect to all existing insurance coverage, which certificates shall name the Bank as additional insured and/or lender’s loss payee, as applicable (including, without limitation, naming the Bank as additional insured under any umbrella policy), and shall evidence the Borrower’s compliance with this Section 4(u) with respect to all insurance coverage existing as of the date hereof. Borrower shall maintain at all times life insurance insuring the life of Isaac Mizrahi in an amount at least equal to $15,000,000 issued by MetLife, John Hancock or another insurer otherwise acceptable to the Bank and the proceeds of such policy shall have been assigned to the Bank.

5.          Miscellaneous

Capitalized terms not defined in this Letter Agreement shall have the meaning ascribed thereto in the Promissory Note.

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As used herein, the following terms shall have the following meanings: “Books and Records” shall mean all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the collateral securing the Term Loan or otherwise necessary or helpful in the collection thereof or the realization thereupon. “Capital Expenditures” shall mean, as respects Guarantor on a Consolidated Basis, all payments or accruals (including obligations under capital leases) for any fixed assets or improvements or for replacements, substitutions or additions thereto, that have a useful life of more than one year and that are required to be capitalized under GAAP. “Cash Flow From Operations” shall mean as respects Guarantor on a Consolidated Basis, cash flow from operations as determined in accordance with GAAP. “EBITDA” shall mean, for any period for Guarantor on a Consolidated Basis (without duplication), an amount equal to (a) Net Income (Loss) for such period, minus, (b) to the extent included in calculating Net Income (Loss), the sum of, without duplication, (i) interest income (whether cash or non-cash) for such period, (ii) income tax credits for such period, (iii) gain from extraordinary or non-recurring items for such period (including, without limitation, non-cash items related to purchase accounting) and (iv) deferred compensation payments (regardless of when accrued), plus (c) the following to the extent deducted in calculating such Net Income (Loss), (i)  interest charges for such period, (ii) the provision for all federal, state, local and foreign taxes payable for such period and the amount of permitted payments in Section 4 (m)(iii) deducted in calculating Net Income (Loss), (iii) the amount of depreciation and amortization expense for such period, (iv) the transaction fees, costs and expenses incurred in connection with the negotiation and execution of this Letter Agreement and the other Loan Documents, (v) all other extraordinary or non-recurring non-cash charges (including, without limitation, non-cash items related to purchase accounting), (vi) deferred management salaries (accrued but not paid) and (vii) all non-cash compensation (including without limitation, stock or equity compensation) in such period. To the extent that permitted payments in Section 4 (m)(ii) for any period are made to Guarantor in respect of expenses of the type referred to in clauses (iii), (iv), (v), (vi) or (vii) above, the portion of such permitted payments made in respect of such expenses shall be included for purposes of the determination of EBITDA as if such expenses had been incurred by Guarantor and its Subsidiaries. “Encumbrance” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing) or any options or rights of first refusal with respect to securities, or any shareholders or stockholders agreement or arrangement of any kind or nature whatsoever. “Excess Cash Flow” shall mean (without duplication), for any fiscal period, Cash Flow from Operations for such period less (a) Capital Expenditures not made through the incurrence of indebtedness less (b) all cash interest and principal (including indebtedness owed to the Bank) paid or payable during such period less (c) all Tax Distributions made during such period. “Exchange Control Permit” shall mean any permit or license issued by a Governmental Authority outside the United States under which any Party is permitted (a) to incur and pay any of the Liabilities in the United States in any currency(ies) in which denominated or (b) to enter into, incur and/or perform any other obligation or Loan Document. “Expense Distributions” shall have the meaning given to such term in Section 4(m). “Fixed Charge Coverage Ratio” shall mean for any period, the ratio of (a) EBITDA of Guarantor on a Consolidated Basis for such period plus Liquid Assets in excess of $6,000,000 minus Capital Expenditures of Guarantor on a Consolidated Basis to (b) the Fixed Charges for such period. “Fixed Charges” shall mean for any period, the sum of (a) the cash interest expense of Guarantor on a Consolidated Basis for such period, (b) the principal amount of total debt of Guarantor on a Consolidated Basis having a scheduled due date during such period, (c) all Tax Distributions and (d) all other cash distributions or dividends made by Guarantor on a consolidated basis. “GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time consistently applied (except for accounting changes in response to FASB releases or other authoritative pronouncements). “Guarantor on a Consolidated Basis” shall mean the accounts of Guarantor and its Subsidiaries in accordance with GAAP. “Letter Agreement” shall mean this letter agreement, as may be amended, restated, supplemented or otherwise modified from time to time. “Licenses” shall have the meaning assigned to such term in the IP Security Agreement. “Liquid Assets” shall mean (a) assets (which are unencumbered except as permitted pursuant to the terms of the Loan Documents) in the form of cash and cash equivalents consisting of certificates of deposit and money market funds issued by a commercial bank having net assets of not less than $500 million less (b) the amount of any Encumbrances thereon and any unsatisfied judgment, writ, order of attachment, levy or garnishment entered or issued against the Borrower, Guarantor or any of its Subsidiaries. “Net Income (Loss)” shall mean with respect to Guarantor on a Consolidated Basis and for any period, the aggregate net income (or loss) after taxes for such period, determined in accordance with GAAP but excluding for all purposes (a) net income of minority-owned Subsidiaries (except to the extent of net income distributed or representing a management fee or other similar fee), (b) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions of such income is not permitted by the organizational documents of such Subsidiary or by operation of law, (c) unrealized gains or losses due solely to fluctuations in currency values, (d) earnings (or losses) resulting from my revaluation or write-up or write-down of assets and (d) unrealized gains or losses under all interest rate or currency forwards, options, swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by Guarantor or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies. “Net Worth” shall mean, as at any date of determination an amount equal to (a) all of the assets of Guarantor on a Consolidated Basis that, in accordance with GAAP, are properly classified as assets on such date, minus (b) all liabilities of Guarantor on a Consolidated Basis that, in accordance with GAAP, are properly classified as liabilities at such date. “Rate Contracts” shall mean swap agreements and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates. “Retail Stores” shall mean up to 22 retail store locations which are a wholly-owned Subsidiary of Borrower or a wholly-owned Subsidiary of Guarantor (other than Borrower). “Revenue License” shall mean each License pursuant to which Borrower is entitled to receive revenue from the licensee party thereto. “Royalty Revenue Amount” shall mean an amount equal to the gross royalty revenue of Borrower for the immediately preceding fiscal year. “Stock” shall mean all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended). “Subsidiary” shall mean, with respect to Guarantor and the Borrower, a corporation, exempted company, partnership, exempted limited partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body are at the time beneficially owned by Guarantor or the Borrower, as the case may be. “Tax Distributions” shall have the meaning given to such term in Section 4(m). “Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including interest, additions to tax and penalties applicable thereto. “Trademark Licenses” shall have the meaning assigned to such term in the IP Security Agreement.

11

Until the maturity of the Term Loan and the payment in full of all obligations thereunder and all of Borrower’s obligations under the Loan Documents, the Bank shall retain the security interests in the collateral granted under the Security Agreement and the Pledge Agreement and the ability to exercise any and all rights and remedies available to it pursuant to the Loan Documents and applicable law.

No delay on the part of the Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The options, powers and rights of the Bank specified in the Loan Documents are in addition to those otherwise created by law or under any other agreement between Borrower and the Bank. No amendment, modification or waiver of any provision of the Loan Documents, nor consent to any departure by Borrower therefrom shall be effective, unless the same shall be in writing and signed by the Bank. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Letter Agreement and the other Loan Documents embody the entire agreement and understanding between the Bank and Borrower with respect to the Term Loan and supersedes all prior agreements and understandings relating to the subject matter hereof. In the event of any conflict between this Letter Agreement and any other Loan Document, this Letter Agreement shall control and govern. Borrower agrees to pay all reasonable costs and expenses incurred or payable by the Bank in connection with the documentation, administration and interpretation of the Loan Documents, including reasonable attorneys’ fees and disbursements. Borrower agrees to pay all costs and expenses incurred or payable by the Bank in connection with the enforcement or collection of the Loan Documents, including court costs and reasonable attorneys’ fees and disbursements. This Letter Agreement shall be binding on Borrower and its successors and assigns, provided that Borrower shall not have the right to assign its rights hereunder or thereunder or any interest herein or therein without the Bank’s prior written consent. This Letter Agreement shall be governed by, and for all purposes shall be construed in accordance with, the laws of the State of New York. For purposes of any action, suit or proceeding in connection with this Letter Agreement or any other credit document, Borrower and the Bank hereby irrevocably submit to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York and irrevocably agrees that any such action, suit or proceeding may be brought by any party in any such New York or federal court and that a service of process may be made upon any party by mailing a copy of the summons to it, by registered or certified mail, at its address set forth in the Note. Nothing herein shall affect the Bank’s right to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction or to serve process in any other manner permitted by applicable law. IN ANY SUCH ACTION, SUIT OR PROCEEDING THE PARTIES HERETO MUTUALLY WAIVE TRIAL BY JURY.

12

Section headings used herein or in any other Loan Document are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Letter Agreement or any other Loan Document.

This Letter Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Letter Agreement by signing and delivering one or more counterparts. Any signature delivered by a party by facsimile or electronic transmission (including email transmission of a PDF image) shall be deemed an original signature page hereto.

[remainder of page intentionally left blank]

13

Please indicate your acknowledgment of and agreement to the foregoing by signing and returning the enclosed copy of this letter to the attention of the Bank.

Very truly yours,

BANK HAPOALIM B.M.

By:	/s/ Mitchell Barnett
Name: Mitchell Barnett
Title: Senior Vice President

By:	/s/ Lavea Eisenberg
Name: Lavea Eisenberg Barnett
Title: First Vice President

Acknowledged and Agreed to:

IM BRANDS, LLC

XCEL BRANDS, INC.,
Its Manager

By:	/s/ James F. Haran
Name: James F. Haran
Title: Chief Financial Officer

XCEL BRANDS, INC.

By:	/s/ James F. Haran
Name: James F. Haran
Title: Chief Financial Officer

SIGNATURE PAGE TO
LETTER AGREEMENT

Schedule I

to Letter Agreement between Bank Hapoalim B.M. and IM Brands, LLC

LITIGATION

None

Schedule II

to Letter Agreement between Bank Hapoalim B.M. and IM Brands, LLC

INDEBTEDNESS

Borrower may incur unsecured indebtedness for trade payables in the ordinary course of business and payable on normal trade terms.

Promissory Note in the original principal amount of $7,377,432 dated September 29, 2011 issued by Borrower and Guarantor in favor of IM Ready-Made, LLC.

[Earn-Out]

Schedule III

to Letter Agreement between Bank Hapoalim B.M. and IM Brands, LLC

SUBSIDIARIES

None

Schedule IV

to Letter Agreement between Bank Hapoalim B.M. and IM Brands, LLC

ENCUMBRANCES

None

Exhibit A

to letter agreement between Bank Hapoalim B.M. and IM Brands, LLC

FORM OF COMPLIANCE CERTIFICATE

This Certificate is delivered pursuant to Section 3(a)(iii) of the Letter Agreement dated as of July 31, 2013 among Bank Hapoalim B.M., Xcel Brands, Inc. and IM Brands, LLC (as amended, restated, supplemented or otherwise modified from time to time, the “Letter Agreement”). All capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Letter Agreement and/or the Promissory Note.

I, the undersigned, an authorized officer or Manager of Xcel Brands, Inc. and IM Brands, LLC, do hereby certify pursuant to Section 3(a)(iii) of the Letter Agreement that:

1.      As of the date hereof, no Event of Default or event which with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing.

2.      Since _____________ there has been no material adverse change in the business, condition (financial or otherwise) or operations of Xcel Brands, Inc. or IM Brands, LLC, and no event or condition has occurred that might have had a material adverse effect on the legality, validity or enforceability of any of the Loan Documents or the ability of Xcel Brands, Inc. or IM Brands, LLC to perform its obligations thereunder.

3.      Xcel Brands, Inc. and IM Brands, LLC are in compliance with the financial covenants set forth in Section 4 of the Letter Agreement. Attached to this Certificate as Annex A is a covenant compliance worksheet reflecting the computation of such financial covenants as of the date and for the period covered by the financial statements enclosed herewith. The information contained herein and in the attached financial information is true, correct and complete as of the last day of the period and for the period covered by the financial statements enclosed herewith.

IN WITNESS WHEREOF I have affixed my signature as of ___ day of _________ 20__.

IM BRANDS, LLC

By:	Xcel Brands, Inc.,
Manager

By:
Name:
Title:

XCEL BRANDS, INC.

By:
Name:
Title:

ANNEX A

to Compliance Certificate

1.          Net Worth as of ____________, 201__ is $_________________.

2.          Liquid Assets as of __________, 201__ are $_________________.

3.          Fixed Charge Coverage Ratio as of ____________, 201__ is ___ to 1.00.

4.          Capital Expenditures for the fiscal year ending _____________, 201__ are $___________.

Exhibit B

to letter agreement between Bank Hapoalim B.M. and IM Brands, LLC

FORM OF QUARTERLY ROYALTY COLLECTIONS REPORT

IM Brands, LLC		SAMPLE REPORT
Quarterly Royalty Payment Reporting	Report Date:
Guaranteed, Earned, and Overages Royalties	Quarter End Date:

	Guaranteed Royalties							Earned Royalties and Overages
	Bill	Due	Amount	Paid	Amount	Paid	Subsequent	Bill	Due	Amount	Paid	Amount	Paid	Subsequent
Licensee	Date	Date	Billed	Date	Paid	Aging	Payment	Date	Date	Billed	Date	Paid	Aging	Payment

Licensee A			$		$

Licensee B			$		$					$		$

Licensee C			$		$

Licensee D			$		$					$		$

Licensee X

Total			$		$					$		$